NATIONSBANK, N.A.
                                  CRESTAR BANK
                                   SIGNET BANK
                        THE FIRST NATIONAL BANK OF BOSTON

June 28, 1996

Mr. H. Ray Compton
Dollar Tree Stores, Inc.
2555 Ellsmere Road
Norfolk, VA 23513

Re: Dollar Tree Distribution, Inc. - Income of Working Capital Line; Dollar Tree Stores, Inc. - Second Extension of the Development
                                       Loan Maturity
         Date and of the Development Loan Commitment Termination Date

Dear Ray:

         For convenience, capitalized terms used in this letter will have the meanings assigned to them in the Credit Agreement among the undersigned and Dollar Tree Stores, Inc., Dollar Tree Distribution, Inc., and Dollar Tree Management, Inc. dated as of January 11, 1996, as amended by a First Amendment to Credit Agreement dated as of January 31, 1996, and as further amended by a Second Amendment to Credit Agreement dated as of June 17, 1996 (as amended, such agreement is hereinafter referred to as the "Credit Agreement"). First, you have requested that the Working Capital Line be increased by Eighteen Million, Four Hundred Thousand and No/100 Dollars ($18,400,000)to Seventy-eight Million, Four Hundred Thousand and No/100 Dollars ($78,400,000.00). We consent to that increase and have instructed our legal counsel to prepare immediately amendments to the Working Capital Notes and such other amendments to the Loan Documents and the Intercompany Loan Documents for your signature and delivery to and signature by the respective Lenders as are necessary to reflect and permit this increase. Further, you agree to provide such other documentation as we or our counsel deem necessary and appropriate to effect this increase.

         In addition, the Development Line will be decreased by said amount ($18,400,000) to $41,600,000 (which is the principal amount currently outstanding). We will also instruct our counsel to prepare such amendments to the Development Line Notes and the Loan Documents for your signature and for delivery to and signature by the Lenders as are necessary to reflect and permit this decrease. Further, you agree to provide such additional documentation as we or our counsel deem necessary or appropriate to effect this decrease.

         Second, pursuant to Section 2.3 of the Credit Agreement, you have requested that we extend the Development Loan Commitment Termination Date for an additional 90 day period. We hereby agree to extend the Development Loan Commitment Termination Date for a period of 90 days to July 8, 1997. As you know, due to the decrease in the Development Line, you have no current availability thereunder.


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



         Further, we are willing to and hereby agree to extend the Development Loan Maturity Date an additional 90 days to July 8, 1997. Consequently, unless it becomes due and payable sooner under the Credit Agreement, the unpaid principal amount of the Development Loan and all accrued and unpaid interest thereon shall now be due and payable in full on July 8, 1997.

         To formalize all of this, in accordance with Section 2.3 of the Credit Agreement, we have each pre-executed a Development Line Extension Request and would ask that you execute it and return it to us for our files. An extra original is enclosed for you to keep for your records.

         Except as modified and extended hereby, the terms of the Credit Agreement remain unaltered. As you know, the next consideration date as set forth in Exhibit 2.3(a) of the Credit Agreement is October 7, 1996, and any request to extend the Development Loan Commitment Termination Date with respect to any unused portions of the Development Line must be made by Stores in writing on the form attached to the Credit Agreement as Exhibit 2.3(b) at least 20 days prior to such consideration date.

         We are glad to be able to accommodate these requests and hope you will not hesitate to contact us if you have any questions. This letter may be executed in multiple counterparts, each of which when read together shall constitute one agreement.

                                NATIONSBANK, N.A.

                                By: /s/   Monique Adams
                                Title:


                                CRESTAR BANK

                                By: /s/  Bruce Nave
                                Title:


                                SIGNET BANK

                                By: /s/  James Whitham
                                Title:


                                THE FIRST NATIONAL BANK OF BOSTON

                                By: /s/   Judith Kelly
                                Title:





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



Seen and Agreed to:

Dollar Tree Stores, Inc.

By:      /s/ H. Ray Compton
   -----------------------------
Title:  Executive Vice President


Dollar Tree Distribution, Inc.

By:      /s/ H. Ray Compton
   -----------------------------
Title:  Executive Vice President


Dollar Tree Management, Inc.

By:      /s/ H. Ray Compton
   -----------------------------
Title:  Executive Vice President



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


                       Development Line Extension Request

         We hereby request a 90 day extension of the Development Loan Commitment Termination Date and Development Loan Maturity Date from April 9, 1997 to July 8, 1997. We certify that $0 is currently available under the Development Line in accordance with Section 2.3 of the Credit Agreement. This Development Line Extension Request may be executed in multiple counterparts, each of which when read together shall constitute one agreement.

                                   Sincerely,

                            Dollar Tree Stores, Inc.


                             By: /s/ H. Ray Compton
                                ----------------------------
                             Title: Executive Vice President
                             Date: June 7, 1996

ACCEPTED:

NATIONSBANK, N.A.

By: /s/   Monique Adams
Title:
Date:      June 26, 1996

CRESTAR BANK

By: /s/   Bruce Nave
Title:
Date:      June 28, 1996


SIGNET BANK

By: /s/   James Whitham
Title:
Date:      June 28, 1996


THE FIRST NATIONAL BANK OF BOSTON

By: /s/   Judith Kelly
Title:
Date:      July 2, 1996



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